Exhibit (c) 1


                                   BEFORE THE
                     PENNSYLVANIA PUBLIC UTILITY COMMISSION


JOINT APPLICATION FOR APPROVAL      :     Docket Nos.
OF THE MERGER OF GPU, INC. WITH     :     A- 110300F0095
FIRSTENERGY CORP.                   :     A- 110400F0040

PETITION OF METROPOLITAN EDISON     :
COMPANY AND PENNSYLVANIA            :     p- 00001860
ELECTRIC COMPANY,                   :     P- 00001861
AS SUPPLEMENTED                     :


                             SETTLEMENT STIPULATION
                          ----------------------------


            FirstEnergy Corp. ("FirstEnergy"), GPU, Inc. ("GPU"), Metropolitan Edison Company ("Met-Ed"), Pennsylvania Electric Company ("Penelec"), Met-Ed Industrial Users Group ("MEIUG"), Penelec Industrial Customer Alliance ("PICA"), the Office of Consumer Advocate ("OCA"), Citizens for Pennsylvania's Future intervenors ("Penn Future") and any other signatory parties hereto recommend and agree that the Commission ("PAPUC") adopt the April 23, 2001 Recommended Decision of the Administrative Law Judge in the above-captioned proceedings, except as specifically modified below, and further adopt the other matters herein set forth. This Settlement Stipulation ("Stipulation") represents a comprehensive resolution of the above-captioned proceedings; predicated, however, upon the actual consummation of the merger. The signatories to this Stipulation aver that the Stipulation is in the public interest and, therefore, request that the PAPUC (1) approve the Stipulation without modification; (2) issue the Certificates of Public Convenience and enter the corresponding Order, granting the approvals and making the findings requested in the merger proceedings as modified by the Stipulation; and, (3) approve the Met-Ed and Penelec tariff supplements that are necessary to implement the rate changes agreed to as part of the Stipulation.

            1. The signatories to this Stipulation, intending to be legally bound and for due consideration given, agree to terms and conditions set forth in Attachment A hereto, which is hereby incorporated herein.
            2. This Stipulation will go into effect upon the PAPUC's issuance of a final order approving the Stipulation in full and without modification. If the PAPUC rejects the Stipulation, it automatically will terminate and be null and void. The Stipulation also shall automatically become null and void if the PAPUC, in approving the Stipulation, modifies any of its terms or conditions or adds any conditions, unless it is subsequently accepted by the aggrieved signatory party, or parties, as so modified. In addition, except as otherwise provided in paragraphs 2 and 16 of Attachment A, the consummation of the merger constitutes a condition precedent to the implementation of this Stipulation. If the PAPUC has approved the Stipulation in full and without modification, the Stipulation shall be implemented and shall be enforceable notwithstanding the pendency of a petition for reconsideration or a legal challenge to the PAPUC's approval, unless such implementation and enforcement of the Stipulation is stayed or enjoined by the PAPUC, another regulatory agency, or a court having competent jurisdiction over the matter.
            3. If this Stipulation is approved in full and without modification, and if the merger is consummated, the Stipulation shall be deemed to resolve with prejudice all issues related to the Joint Application for merger approval and the PLR Petition proceedings. This Stipulation is made without admission against or prejudice to any factual or legal positions which any of the signatories hereto may assert in subsequent litigation in the event that the PAPUC does not issue a final, non-appealable Order approving this Stipulation in full and without modification.



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


            4. This Stipulation may be executed in counterparts, all of which shall constitute one agreement binding on all signatories, and shall have the same force and effect as an original instrument, notwithstanding that the signatories may not be signatories to the same original or the same counterpart.

                             Respectfully submitted,



Dated:  June 11 , 2001
                              -----------------------------------
                              W. Edwin Ogden
                              Alan Michael Seltzer
                              John F. Povilaitis
                              RYAN, RUSSELL, OGDEN & SELTZER LLP

                              Counsel to FirstEnergy, GPU, Met-Ed and Penelec





                              -----------------------------------
                              David M. Kleppinger
                              Karen S. Miller Orner
                              Robert A. Weishaar, Jr.
                              McNEES, WALLACE & NURICK

                              Counsel to MEIUG and PICA


                              -----------------------------------

                              Office of Consumer Advocate

                              -----------------------------------

                              Citizens for Pennsylvania's Future intervenors















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


                                                                    ATTACHMENT A

                       Pennsylvania Settlement Stipulation
               FirstEnergy / GPU Merger and Related Proceedings

      Predicated upon consummation of the merger between FirstEnergy Corp. ("FirstEnergy") and GPU, FirstEnergy, GPU, Met-Ed, Penelec, MEIUG/PICA, OCA, Penn Future and any other signatory parties hereto recommend and agree that the Commission adopt the Administrative Law Judge's Recommended Decision dated April 23, 2001, except as specifically modified below, and further adopt the other matters herein set forth.

1. FirstEnergy will agree to freeze Met-Ed and Penelec total generation rates, i.e., the shopping credit and CTC rate elements, through 12/31/10 as set forth in the table below, provided, however, that the companies may seek relief from the PAPUC if any environmental, regulatory or statutory provision, rule, regulation or order or interpretation thereof, or other condition would substantially impair the use of FirstEnergy generation after 12-31-05 and prevent the companies from earning a fair rate of return, or pursuant to the provisions of 66 Pa. C.S. 2804(4)(iii).

      1-1-02 to 12/31/05*             Met-Ed                   Penelec
                                      ------                   -------
      shopping credit:              4.606 cents             4.643 cents
      CTC:                           .532 cents              .143 cents

      *1-1-02 or effective date of merger, whichever is later

      1-1-06 to 12/31/10              Met-Ed                   Penelec
                                      ------                   -------
      shopping credit:              4.606 cents             4.643 cents
      CTC:                           .789 cents              .382 cents

      1/1/11 to earlier of 12/31/15 or all stranded costs are recovered
      CTC:                           .789 cents              .382 cents


2. Met-Ed and Penelec will be permitted, immediately upon the entry of an order by the PAPUC accepting this Stipulation, to defer for ratemaking and accounting purposes the difference between their charges to retail customers for provider of last resort (POLR) service and their actual cost of supply, beginning 1/1/01. This deferral shall begin, as aforesaid, irrespective of the ultimate outcome of the merger; subject, however, to the provisions of paragraph 16 hereof. For purposes of such deferral, NUG capacity shall be valued as provided for in the last sentence of paragraph 4 hereof. FirstEnergy commits that, predicated upon consummation of the merger, this net POLR deferral mechanism will continue only through 12/31/05.

      A. During this period, any POLR supply costs incurred by Met-Ed and Penelec that fall below their POLR charges to retail customers shall be used to offset, and thereby reduce, the amount of the accumulated net POLR deferrals.






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


      B. Carrying costs will be applied to the cumulative net deferred POLR balance and FirstEnergy agrees that such carrying costs will be computed using the after-tax embedded cost of debt rate for Met-Ed and Penelec.

      C. FirstEnergy commits that the Met-Ed and Penelec POLR accumulated net deferral amounts as of the expiration of the deferral mechanism on 12/31/05, and the ongoing cumulative carrying costs on the balance pursuant to B above, will continue to be carried on the companies' regulatory books until such amounts are either recovered, or written off on 12/31/10, as provided in Number 4
            below.   Each company's deferral shall be accounted for
            separately.

      D. Met-Ed and Penelec will file quarterly reports documenting the entries in their POLR deferral accounts and, in addition, these accounts will be subject to full review by the PAPUC's Bureau of Audits.

      E. FirstEnergy agrees that it will implement a POLR supply procurement strategy that has as its objective minimizing, within appropriate risk levels and business management practices, the POLR supply costs; including, consideration of or potential enhancement of demand side management and distributed generation projects.

      F. Met-Ed and Penelec shall be permitted to assign all or any part of their POLR responsibility to an affiliate provided that such service shall be provided to customers at the shopping credit.

3. FirstEnergy will be permitted to apply Met-Ed and Penelec NUG Trust funds to the full cost payable for NUG capacity and energy under the NUG agreements.

      A. In accordance with the Met-Ed and Penelec restructuring settlement, each company's NUG Trust funds shall be applied only to that company's costs.

      B. The form of NUG Trust Agreement, and the NUG Statements to be filed under the companies' restructuring settlement, will be amended to permit withdrawals to pay for the full cost of capacity and energy payable under NUG agreements.

      C. Nothing in this settlement shall be construed to affect the rights or obligations of Met-Ed, Penelec or the NUG parties under any existing NUG agreements. The companies acknowledge that their obligation under the NUG contracts will continue until the contract expiration regardless of any write off pursuant to paragraph 4 below.

4. The parties will agree assuming consummation of the merger that the CTC rates and related revenue requirements, and any scheduled increases set forth in the Met-Ed and Penelec restructuring settlement, as adjusted in paragraph 1 above, will remain in effect until all stranded costs
      (including, but not limited to, all of the anticipated ongoing costs incurred under contracts with NUGs) are recovered, or 12/31/15, whichever comes first. FirstEnergy will further agree that any costs associated with the deferral of POLR costs remaining on the regulatory books of Met-Ed or Penelec at the end of their POLR obligation (at

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


      12/31/10) would be written off by the company on 12/31/10, and that any stranded costs remaining on the regulatory books of Met-Ed or Penelec at 12/31/15 would be written off by the company at 12/31/15. Through 12/31/10, FirstEnergy will apply CTC revenues to costs in the following order of priority: Met-Ed and Penelec POLR costs that exceed generation charges to customers, non-NUG stranded costs, and NUG costs. It is agreed that through 2015 CTC revenues may be applied to NUG and/or non-NUG stranded costs. FirstEnergy further agrees that NUG stranded costs will be reconciled against the higher of actual market prices or the applicable generation shopping credit, beginning 1/1/01 and thereafter during the transition period, provided that Met-Ed's and Penelec's respective POLR load is equal to or greater than their respective NUG capacity.

5. The parties agree that FirstEnergy will freeze Met-Ed and Penelec distribution rates at current levels through 12/31/07. Pennsylvania Power Company's distribution rates also will be frozen at the current level through 12/31/07. FirstEnergy agrees that the Met-Ed and Penelec transmission rates shall remain capped as provided for in the restructuring settlement for Met-Ed and Penelec (through 2004), and that Penn Power's transmission rates shall remain capped in accordance with the ATSI settlement. However, any flex down in distribution rates caused by such rate cap shall be removed so as to restore the distribution rate to its prior level as of 1/1/05 and, thereafter, until the PAPUC shall re-establish distribution rates.

6. The parties agree that assuming consummation of the merger GPU Energy's CDS program will not be implemented except at FirstEnergy's option, in a manner and under terms offered by FirstEnergy so as to provide it with the flexibility and certainty needed in order to effectively and efficiently plan for POLR service. Further, affiliated companies would be allowed to bid on any CDS Request For Proposal so as to increase the number of potential competitive suppliers available to serve customers. Any successful bid must be at or below the shopping credit. Code of conduct rules would be enforced so as to insure that affiliates would not receive any preferential treatment.

7. Provided that Penn Future executes this Settlement Stipulation, then within 60 days after consummation of the merger, FirstEnergy will deposit $2.5 million into Met-Ed's Sustainable Energy Fund and $2.5 million into Penelec's Sustainable Energy Fund. In addition, FirstEnergy agrees to spend $10 million on cost-effective renewable energy projects in GPU Energy's Pennsylvania and Pennsylvania Power Company's service territories over the next five years as described hereafter. FirstEnergy will attempt to spend the $10 million as evenly as possible over the next five years recognizing the difficulties in implementing renewable energy projects with such level spending requirements. FirstEnergy shall report annually to all parties to this Settlement Stipulation about the status of all projects implemented and funds spent on projects under this paragraph. FirstEnergy will consult with Citizen Power, Penn Future and Clean Air Council to obtain their suggestions about how the $10 million will be spent under this paragraph, but shall not be required to accept any such suggestions. FirstEnergy will also investigate and consider the possibility of spending up to $3 million for a wind generation-related project(s). FirstEnergy will spend the balance of the $10 million - or the full amount if it is unable to develop a cost-effective wind generation-related project -- on such programs as wind generation production


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


      incentives, wind block marketing programs, solar photovoltaic applications, renewable energy consumer education, conservation and distributed generation. The funds specified in this paragraph shall be in addition to the amounts provided to date, and to be provided, by Met-Ed and Penelec to various renewable energy, customer assistance and universal service funds under Section H and I of their Restructuring Settlement, but shall be in lieu of the .01 cent/kwh charge provided for, beginning 1/1/05, under Section H.5 of the settlement. Such sustainable energy program funding of .01 cent/kwh shall be postponed to 1/1/08, so as to match the end of the extended distribution rate freeze under this settlement proposal. FirstEnergy agrees that Met-Ed, Penelec and Penn Power will not eliminate or alter their universal service programs without first notifying the interested parties to this proceeding and seeking and receiving formal approval of the PAPUC, and further agrees other than as set forth above to cause Met-Ed and Penelec to maintain their universal service funding at approximately the levels set forth in the Restructuring Settlement.

8. Met-Ed and Penelec will develop and implement a cost-effective Demand Side Response (DSR) Program, and the parties agree to assist the companies to develop a program designed to maximize the cost-effective reduction of peak load to reduce their exposure to high PLR energy costs. Met-Ed and Penelec will use cost-effective interval and time of use metering, appliance control technologies and open architecture in the DSR Program. FirstEnergy will make its best efforts to investigate the cost-effective participation of all customer classes in the DSR Program.

      Met-Ed and Penelec will submit a cost-effective proposal to the parties and the Commission within 120 days after consummation of the merger and engage in working group discussions to revise and improve the proposal with the goal of agreeing upon a final DSR Program. Whether or not full or partial agreement is reached, Met-Ed and Penelec will file a request with the Commission for approval of a DSR Program on or before 9 months after consummation of the merger. Met-Ed and Penelec will attempt in good faith to implement a PAPUC-approved and cost-effective DSR program by the Summer 2002.

9. FirstEnergy further agrees to cause Met-Ed and Penelec to form a reliability committee made up of representatives of the companies, the OCA, the PAPUC staff and industrial customers. The committee shall meet initially within 6 months of the consummation of the merger and no less frequently than quarterly, unless the committee determines otherwise. The purpose of the committee is to: (1) monitor the companies' reliability improvement program, (2) discuss reliability and service related issues, (3) develop reliability and other service related criteria that provide for improved service to customers, and
      (4) attempt to resolve any disputes concerning reliability performance before any such disputes are taken to the PAPUC. The companies recognize the need to improve reliability and to strive for continuous improvement in service quality to customers, whether they adopt any such new criteria or not. Nothing contained herein is intended to limit the authority of the PAPUC, its Bureau of Consumer Services, its Bureau of Safety and Compliance, or other Bureaus of the PAPUC from their duties and making recommendations regarding fines, for failure of GPU Energy to perform in any of these areas.


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


10. The "Genco" Code of Conduct applicable to Met-Ed and Penelec will be eliminated effective with the PAPUC's approval of this settlement and upon consummation of the merger.

11. As part of its approval of this settlement, the PAPUC will provide approval for FirstEnergy to seek a waiver from the SEC, permitting FirstEnergy to increase its acquisition limitation to 500% of retained
      earnings.    The companies also shall have the accounting flexibility
      to, at their option, apply other funds to the cumulative balance of stranded or deferred costs so as to lower the then existing balance. This accounting flexibility will not be controlling in a future base rate case for the companies.

12. The following merger conditions adopted by the PAPUC in its Motion of May 24, 2001 ("Motion") shall not be made effective: (1) ordering paragraph
      (i) concerning pensions; and (2) ordering paragraph (m) concerning employee issues. Ordering paragraph (a) of the Motion shall be modified in accordance with paragraph 10 above.

13. Except as otherwise stated in this Stipulation, all merger conditions imposed by the ALJ in the Recommended Decision that were not adopted by the PAPUC in the Motion shall not be made effective.

14. Upon request, FirstEnergy will provide to the PAPUC, the OCA, and other parties properly requesting and properly a part of the PAPUC's inquiry, access to the books, records, officials and staff of affiliated companies involved in business activities not regulated by the PAPUC to the extent necessary for the PAPUC to perform its regulatory oversight responsibility of FirstEnergy. FirstEnergy will accept service in Pennsylvania of any requests made pursuant to these provisions. FirstEnergy will work with the OCA, to the extent reasonably possible, to provide access to records and personnel in the Commonwealth of Pennsylvania. FirstEnergy does not waive its right to raise traditional discovery objections to any requests, including but not limited to, relevance and privilege. Before responding to any requests, FirstEnergy may require the protections it deems necessary to prohibit disclosure of proprietary or confidential information.

15. The parties agree to support PAPUC approval of the merger and other matters set forth herein upon the conditions contained in this settlement. Except as otherwise provided in paragraphs 2 and 16, the parties' commitments and agreements herein shall be contingent upon the consummation of the merger.

16. The parties to this Stipulation agree that, in the event the merger fails to be consummated and is abandoned:

o Met-Ed and Penelec will write-off all deferred POLR costs accrued pursuant to the first sentence of paragraph 2 above, from 1/1/01 through 5/31/01;

o Within 10 days from the date the merger is abandoned the PAPUC shall reopen the POLR proceedings before ALJ Gesoff so as to permit any party thereto to submit additional testimony and otherwise address prospectively the overall retail rate levels of Met-Ed and Penelec, including but not limited to whether or at what level ratemaking POLR deferrals shall continue on a prospective basis. The PAPUC shall enter a final order in such reopened proceedings no later than 90 days after the abandonment of the merger. No such subsequent PAPUC determination shall

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o
      prevent the recovery of any deferred POLR costs accrued between 6/1/01 and the date of such final PAPUC order; provided, however, that any POLR costs incurred after 12/31/01 shall be subject to the normal prudency and just and reasonable rate requirements applicable to all utility expenditures. The method and timing of the recovery of such deferred balances shall be determined as part of the reopened proceedings. All parties to the reopened proceedings shall work in good faith to identify, prior to such proceedings, the types of data that should be provided as well as the procedures that will be utilized in order to ensure achievement of the procedural schedule set forth herein.




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